UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2008 (August 4, 2008)

Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise
Aliso Viejo, California (92656)
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (949) 461-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Entry into a Material Definitive Agreements

On August 4, 2008, Valeant Pharmaceuticals International (the "Company") announced that it had entered into an Acquisition Agreement dated August 4, 2008, with Meda AB, a company incorporated under the laws of Sweden (“Buyer”) pursuant to which the Company has agreed to, and to cause certain of its subsidiaries to, sell and assign to Buyer or one or more of Buyer's subsidiaries, all outstanding shares of capital stock of the Company's subsidiaries in Western and Eastern Europe, the Middle East and Africa (the "WEEMEA Companies") in the manner and subject to the terms and conditions set forth in the Acquisition Agreement.   The Company and Buyer also entered into an Asset Transfer and License Agreement dated August 4, 2008 (the "Asset Transfer and License Agreement") pursuant to which the Company has agreed to, sell, assign, transfer, license or sublicense, with effect from the closing of the Acquisition Agreement, to Buyer or one or more of Buyer's subsidiaries, certain assets relating to the WEEMEA Business, in the manner and subject to the terms and conditions set forth in the Asset Transfer and License Agreement and the Acquisition Agreement.

Pursuant to the terms of the Acquisition Agreement, the Buyer has agreed to pay to the Company US$ 392.0 million in cash at closing on the terms and subject to the conditions set forth in the Acquisition Agreement, subject to certain post-closing adjustments relating to the actual levels of cash, indebtedness and working capital of the WEEMEA Companies at closing.  The Acquisition Agreement contains customary warranties, and the  Buyer may make claims for damages in the event of warranty breaches, subject to the limitations described in the Acquisition Agreement.  The Company has agreed to indemnify the Buyer for certain pre-closing taxes, liabilities related to the Company's non-WEEMEA businesses and certain identified liabilities.  The Acquisition Agreement also includes certain restrictions on the ability of the Company and the Buyer to sell competing products for three years after closing in the territories set forth in the Acquisition Agreement.  The Acquisition Agreement also provides that the Company will enter into a supply agreement with the Buyer at closing with respect to the manufacture by the Company of certain products, a transition services agreement pursuant to which the parties will provide specified services to each other for an interim period following closing of the transactions contemplated in the Acquisition Agreement and a distribution agreement for distribution of Kinerase by Buyer in certain countries in the Middle East.

Pursuant to the terms of the Asset Transfer and License Agreement, the Company has agreed to transfer or license to the Buyer rights with respect to certain intellectual property used by the WEEMEA Companies in the conduct of their business.  The Asset Transfer and License Agreement contains customary warranties, subject to certain limitations described in the Asset Transfer and License Agreement and the Acquisition Agreement.

The closing of the transactions contemplated by the Acquisition Agreement and the Asset Transfer and License Agreement is subject to the satisfaction or waiver of customary conditions, including the receipt of required competition approvals.  The transaction is expected to close in the third quarter of 2008.

The foregoing summaries of the Acquisition Agreement and the Asset Transfer and License Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Acquisition Agreement and the Asset Transfer and License Agreement, which are attached as Exhibit 99.1 and Exhibit 99.2 respectively and incorporated herein by reference. The press release is attached as Exhibit 99.3.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

99.1	Acquisition Agreement dated August 4, 2008 between Valeant Pharmaceuticals International, and Meda AB.

99.2	Asset Transfer and License Agreement dated August 4, 2008 between Valeant Pharmaceuticals International, and Meda AB.

99.3	Press Release of Valeant Pharmaceuticals International, dated August 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International

	By:	/s/ STEVE T. MIN
Steve T. Min Executive Vice President and General Counsel

Dated: August 5, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Acquisition Agreement dated August 4, 2008 between Valeant Pharmaceuticals International, and Meda AB.
99.2	Asset Transfer and License Agreement dated August 4, 2008 between Valeant Pharmaceuticals International, and Meda AB.
99.3	Press Release of Valeant Pharmaceuticals International, dated August 4, 2008